Exhibit 99.1

Lenovo Selects Dot Hill 3000 Series Storage Arrays to Complement Lenovo SureServer Line

World’s Fastest Growing Major PC Manufacturer to OEM

Dot Hill Storage to Diverse Customer Base

Beijing, China. – November 3, 2010 – Dot Hill Systems Corp. (Nasdaq: HILL), a provider of world-class storage solutions and software for OEMs, open storage partners and system integrators, today announced that it has signed an OEM agreement with Lenovo, a prominent manufacturer of servers, workstations, and personal computers. Under the terms of the agreement, Lenovo will market its own branded storage solutions based on Dot Hill’s entire 3000 Series, to complement Lenovo’s SureServer systems.

Formed by Lenovo Group’s acquisition of the former IBM Personal Computing Division, the company develops, manufactures and markets reliable, high-quality, secure and easy-to-use technology products and services worldwide. With major research centers in China, Japan and the United States, Lenovo focuses on innovation, operational efficiency, customer satisfaction and investments in emerging markets.

“Lenovo customers need storage solutions that complement our SureServer line and deliver an exceptional price performance value proposition,” said Mr. Gao Wenping, General Manager of Lenovo Server. “The Dot Hill 3000 Series enables us to fulfill this need, with powerful and feature-rich storage solutions for virtually every server interface, and a suite of robust disaster recovery options. By delivering highly modular storage solutions with a variety of integrated features, Dot Hill makes it easy for us to provide our diverse customer base with complete, turnkey solutions that fit their unique requirements.”

Lenovo will begin marketing Dot Hill 3000 Series arrays in China and have indicated that they will eventually market the arrays worldwide as part of its solution offerings to medium and large sized enterprises, government organizations and educational institutions.

“Boasting a rich 30-year computing heritage, Lenovo has developed a tried-and-true business model for advancing technology and delivering reliable, high-volume computing solutions around the world,” said Garrett Wein, vice president worldwide OEM sales, Dot Hill Systems. “Lenovo’s selection of the Dot Hill 3000 Series is further validation of the platform’s ability to meet a wide range of customer requirements, via support for a range of popular server interfaces, including iSCSI and Fibre Channel.”

Dot Hill’s next-generation 3000 Series of RAID arrays offers support for 8Gb Fibre Channel storage area networks (SANs), 10Gb iSCSI SANs, and dual interface 8Gb Fibre Channel/1Gb iSCSI SANs, along with optional Dot Hill AssuredRemote™ data management software for remote replication, AssuredCopy™ volume copy technology which enables the creation of independent data volume copies for additional data protection, and Dot Hill’s AssuredSnap™ snapshot capability for improved data availability and business continuity.

Dot Hill 3000 Series storage arrays are easily customized by partners and customers to meet varying performance, capacity, and other specific business requirements. Dot Hill storage arrays are equipped with a number of energy-saving features including Dot Hill’s patented EcoStor™ “green” battery-free alternative for cache memory, drive spin-down and DC power options. Dot Hill storage solutions scale to support up to 144 SAS, near-line SAS, SSD and SATA disk drives, totaling up to 192 terabytes of capacity based on today’s 2 TB disk drive capacities, and feature a 2U 12 or 24-drive rack-mount footprint.

About Dot Hill

Offering enterprise-class security, availability and data protection, Dot Hill provides responsive and adaptive storage solutions to meet 24/7/365 business demands. With Dot Hill, businesses can proactively safeguard and manage business data, and leverage operational efficiencies to save time, effort and expense today, while meeting the evolving business needs of tomorrow strategically and cost effectively. Headquartered in Longmont, Colo., Dot Hill has offices and/or representatives in China, Germany, India, Israel, Japan, Singapore, the United Kingdom, and the United States.

For more information, visit us at www.dothill.com.

Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the statements. Forward-looking statements include statements regarding: the size and timing of orders placed by Lenovo; any improvement to Dot Hill’s financial results due to its relationship with Lenovo; the rate at which Lenovo is growing; the geographical reach of Lenovo’s future marketing of Dot Hill, and; the benefits and performance of Dot Hill products in any particular environment. The risks that contribute to the uncertain nature of the forward-looking statements include: that the relationship between Dot Hill and Lenovo may terminate at any time and does not require minimum purchases; changing customer preferences in the open systems computing market; and unforeseen supply, technological, intellectual property or engineering issues. Plus, there are many other risks not listed here that may affect Dot Hill’s business, as well as the forward-looking statements contained herein. To learn about such risks and uncertainties, you should read the risk factors set forth in the company’s public filings with the SEC, including the Forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made.

Contact:

Steve Sturgeon

Lutz PR

858-472-5669

ssturgeon@san.rr.com

Company Contact:

Ruth Macdonald

Marketing Communications Manager

720-839-6614

ruth.macdonald@dothill.com